 Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. (“Ryder Scott”) consents to the references to our firm and our report dated February 19, 2024 (our “Report”) included in Ecopetrol S.A.’s Form F-3 for the year ended December 31, 2023 (the “Registration Statement”), filed with the United States Securities and Exchange Commission on April 19, 2024. Ryder Scott further consents to the references to Ryder Scott as set forth in the Registration Statement under the heading “Experts”.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

/s/ Mario A. Ballesteros
Mario A. Ballesteros, P.E.
TBPELS License No. 107132
Managing Senior Vice President

Houston, Texas

April 19, 2024

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
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